UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2008

Aastrom Biosciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan		48106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(734) 930-5555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2008, Aastrom Biosciences, Inc. ("Aastrom") announced that it received a notice from The Nasdaq Stock Market informing Aastrom that pursuant to Nasdaq’s previous deficiency letter of December 20, 2007, Aastrom had not regained compliance with Nasdaq Marketplace Rule 4310(c)(4) related to the minimum closing bid price of the Company’s common shares by June 17, 2008.

The notice stated that because Aastrom met all initial inclusion criteria for the Nasdaq Capital Market set forth in Marketplace Rule 4310(c) on June 17, 2008 except for the minimum closing bid price requirement, in accordance with Marketplace Rule 4310(c)(8)(D), Aastrom will now be provided an additional 180 calendar day compliance period, or until December 15, 2008, to regain compliance. To regain compliance anytime before December 15, 2008, the bid price of Aastrom’s common shares must close at $1.00 per share or higher for a minimum of ten consecutive business days (generally no longer than 20 consecutive days).

If Aastrom does not regain compliance during this additional compliance period, Nasdaq will provide written notice to Aastrom that its securities will be delisted from the Nasdaq Capital Market. At such time, Aastrom would be able to appeal the delisting determination to a Nasdaq Listing Qualifications Panel. At this time, this notification has no effect on the continued listing of Aastrom’s common stock on the Nasdaq Capital Market.

The Company issued a press release, dated June 18, 2008, announcing the receipt of the notice, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

June 18, 2008	By:	/s/ George W. Dunbar, Jr.

Name: George W. Dunbar, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 18, 2008